UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 23, 2006

COMPUTER TASK GROUP, INCORPORATED
(Exact name of registrant as specified in its charter)

New York	1-9410	16-0912632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY 14209
(Address of principal executive offices)

(716) 882-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into Material Agreements

As of August 23, 2006, Computer Task Group, Incorporated ("CTG") entered into Indemnification Agreements with each of the following persons, who are currently Senior Vice Presidents of CTG: Andrew J. Colson; Arthur W. Crumlish; Paul F. Dimouro; Filip J.L. Gyde; Thomas J. Niehaus; and Peter P. Radetich, (each individually an "Executive").  The Indemnification Agreements generally provide that CTG will indemnify and hold each Executive harmless to the fullest extent permitted by law, against any and all losses in connection with any present or future legal proceeding, whether brought in the right of the corporation or otherwise, by reason of any action or omission of the Executive.  The Indemnification Agreements also provide that, if an Executive is successful in defending against a claim, CTG will indemnify the Executive for any and all expenses reasonably incurred in connection with the proceeding.  The foregoing is only a general summary of the Indemnification Agreements and is qualified in all cases by reference to the actual term of the Indemnification Agreements, a copy of which is filed herewith as Exhibit 99.1, and which is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(c)    Exhibits:

99.1

Form of Indemnification Agreements, dated as of August 23, 2006, entered into between Computer Task Group, Incorporated and each of Andrew J. Colson, Arthur W. Crumlish, Paul F. Dimouro, Filip J.L. Gyde, Thomas J. Niehaus, and Peter P. Radetich.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED
(Registrant)

Date: August 28, 2006	By:	/s/ Peter P. Radetich
Name: Peter P. Radetich
Title: Senior Vice President & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1

Form of Indemnification Agreements, dated as of August 23, 2006, entered into between Computer Task Group, Incorporated and each of Andrew J. Colson, Arthur W. Crumlish, Paul F. Dimouro, Filip J.L. Gyde, Thomas J. Niehaus, and Peter P. Radetich.